Exhibit 4.17
CARRIZO OIL & GAS, INC.
Officers’ Certificate to Trustee
February 23, 2015

Pursuant to Sections 2.01, 2.18, 9.01, 9.06, 11.04 and 11.05 of the Indenture, dated as of May 28, 2008 (the “Base Indenture”), among Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), the potential subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented and amended by the Tenth Supplemental Indenture thereto, dated as of September 10, 2012 and the Eleventh Supplemental Indenture thereto, dated as of November 6, 2012, each among the Company, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and the Trustee (the Base Indenture, as so supplemented and amended, the “Indenture”), relating to the Company’s 7.50% Senior Notes due 2020 (the “Notes”), the undersigned Vice President and Chief Financial Officer and General Counsel and Vice President of Business Development of the Company do hereby certify that (capitalized terms used and not defined herein shall have their respective meanings as set forth in the Indenture and the attachments thereto):
1.    This Certificate is being furnished in connection with the execution and delivery on the date hereof of $300,000,000 aggregate principal amount of Notes (the “Exchange Notes”), which Exchange Notes shall be “Additional Notes” as set forth in Section 2.18 of the Indenture, and the issuance of which Exchange Notes has been approved pursuant to resolutions duly adopted by the Board of Directors of the Company on October 23, 2014 and by the Pricing Committee of the Board of Directors on October 27, 2014 (copies of such resolutions being attached hereto as Exhibit A and Exhibit B, respectively).
2.     The issue date of the Exchange Notes shall be February 23, 2015, and interest on the Exchange Notes shall accrue from September 15, 2014. The first interest payment date for the Exchange Notes shall be March 15, 2015.
3.    The issue price of the Exchange Notes shall be 100.50% of the principal amount of the Exchange Notes, which shall be deemed to be satisfied by the exchange of an equal principal amount of the 7.50% Senior Notes due 2020 that were issued pursuant to a private placement on October 30, 2014.
4.    The Exchange Notes shall bear the respective CUSIP and ISIN Numbers set forth in the chart below:

Notes	CUSIP Number	ISIN Number
Exchange Notes	144577AF0	US144577AF02
5.    We have read the provisions of Sections 2.01, 2.18, 4.11, 9.01, 9.06, 11.04 and 11.05 of the Indenture and the definitions related thereto with respect to the execution and delivery of this Certificate and the execution and authentication of the Exchange Notes.

6.    In connection with furnishing this Certificate, we have made an investigation of the facts relating to the authorization of issuance of the Exchange Notes by the Board of Directors of the Company and the Pricing Committee thereof and have examined relevant documents and the records of the Company relating to the issuance and sale of the Exchange Notes and such other documents and records as we have deemed necessary or appropriate as a basis for the opinion expressed below in paragraph 9.
7.    In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether the conditions precedent, if any, and the definitions relating thereto, provided for in the Indenture with respect to the execution and delivery of this Certificate and the execution and authentication of the Exchange Notes have been complied with.
8.    In our opinion, the conditions precedent referred to in paragraph 7 above have been complied with.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of the date first written above.

CARRIZO OIL & GAS, INC.

___/s/ David L. Pitts ____________________
David L. Pitts
Vice President and Chief Financial Officer

CARRIZO OIL & GAS, INC.

___/s/ Gerald A. Morton _________________
Gerald A. Morton
General Counsel and Vice President of Business Development

Carrizo Oil & Gas, Inc.
Officer’s Certificate Establishing Additional Notes
Under Tenth Supplemental Indenture